ZIONS BANCORPORATION
Press Release – Page 1
October 24, 2016

Zions Bancorporation One South Main Salt Lake City, UT 84133 October 24, 2016 www.zionsbancorporation.com
Third Quarter 2016 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation Reports: 3Q16 Net Earnings[1] of $117 million, diluted EPS of $0.57 compared to 2Q16 Net Earnings[1] of $91 million, diluted EPS of $0.44, and 3Q15 Net Earnings[1] of $84 million, diluted EPS of $0.41

THIRD QUARTER RESULTS

$0.57	$117 million	7.88%	12.0%	3.36%	66.0%
Earnings per diluted common share	Net Earnings [1]	Tangible return on average tangible common equity [2]	Common Equity Tier 1	Net interest margin (“NIM”)	Efficiency ratio [2]

HIGHLIGHTS

Net Interest Income and Net Interest Margin	• Net interest income was $469 million for 3Q16, up 1% from 2Q16 and up 10% from 3Q15 • NIM was down 3 bps to 3.36% from 3.39% in 2Q16 and up 25 bps from 3.11% in 3Q15

Operating Performance [3]
•
Adjusted pre-provision net revenue ("PPNR")[2] was $208 million for 3Q16, down 1% from 2Q16 and up 22% from 3Q15
•
Customer-related fees in 3Q16 increased 7% from 2Q16 and 11% from 3Q15
•
Adjusted noninterest expense[2] of $404 million in 3Q16 compared to $384 million in 2Q16 due to several items discussed in this earnings release
•
Efficiency ratio[2] of 66.0% for 3Q16 compared to 64.5% for 2Q16, with a year-to-date efficiency ratio of 66.3%

Loans and Credit Quality
•
Net loans and leases remained flat at $42.5 billion for 3Q16 compared to 2Q16
•
Provision for credit losses was $16 million, compared to $30 million in 2Q16, as asset quality outside of oil and gas-related loans remained strong
•
Nonperforming assets were 1.37% of loans and leases, compared to 1.30% in 2Q16
•
Net charge-offs were $30 million in 3Q16, compared to $38 million in 2Q16

Oil and Gas-Related Exposure
•
Net charge-offs for oil and gas loans were $41 million in 3Q16, compared to $37 million in 2Q16
•
Oil and gas portfolio allowance continued to exceed 8% of the portfolio
•
Criticized oil and gas-related loans were 42% in 3Q16, up from 38% in 2Q16

1 Net Earnings is net earnings applicable to common shareholders.
2 For information on non-GAAP financial measures see pages 15-17.
3 Included in these non-GAAP financial measures are the key metrics to which Zions announced it would hold itself accountable in its June 1, 2015 efficiency initiative, and to which executive compensation is tied.

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We are pleased with several elements of the third quarter, including the growth in consumer loans and fee income, two of our major growth initiatives. However, we experienced soft loan demand, similar to others in the industry, on the commercial side of the business.” Mr. Simmons continued “We are pleased with the continued credit quality performance of the non-oil and gas loan portfolios, which experienced net recoveries in the quarter and year-to-date; the oil and gas loan portfolio remains under stress, though the credit performance has been largely consistent with our expectations.” Mr. Simmons concluded, “We remain committed to achieving our operational and financial targets as outlined to investors in June 2015.”

OPERATING PERFORMANCE[2]

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ZIONS BANCORPORATION
Press Release – Page 2
October 24, 2016

The percent change amounts presented in the following tables are calculated on amounts in thousands rather than millions.
RESULTS OF OPERATIONS

Net Interest Income
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Interest and fees on loans	$437	$434	$420	$3	1%	$17	4%
Interest on money market investments	5	6	6	(1)	(11)	(1)	(18)
Interest on securities	49	47	30	2	4	19	63
Total interest income	491	487	456	4	1	35	8
Interest on deposits	13	12	13	1	6	—	—
Interest on short and long-term borrowings	9	10	18	(1)	(12)	(9)	(51)
Interest expense	22	22	31	—	(3)	(9)	(30)
Net interest income	$469	$465	$425	$4	1	$44	10
Net interest income increased to $469 million in the third quarter of 2016 from $465 million in the second quarter of 2016. The increase in net interest income was due to a $3 million increase in interest and fees on loans and a $2 million increase in interest from investment securities. The net interest margin decreased to 3.36% in the third quarter of 2016, compared to 3.39% in the second quarter of 2016. The Company continues to change its mix of interest-earning assets as average money market investments declined in the third quarter of 2016 by $906 million, much of which was deployed into term investment securities. Average securities increased in the third quarter of 2016 by $884 million and average loans and leases held for investment increased by $379 million.

Noninterest Income
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Service charges and fees on deposit accounts	$44	$42	$43	$2	6%	$1	3%
Other service charges, commissions and fees	54	52	48	2	4	6	13
Wealth management income	10	9	7	1	13	3	33
Loan sales and servicing income	11	10	8	1	11	3	46
Capital markets and foreign exchange	6	5	7	1	26	(1)	(14)
Customer-related fees	125	118	113	7	7	12	11
Dividends and other investment income	9	6	8	3	45	1	7
Fair value and nonhedge derivative income (loss)	—	(2)	(1)	2	90	1	88
Securities gains, net	9	3	4	6	210	5	137
Other	2	1	2	1	68	—	(22)
Total noninterest income	$145	$126	$126	$19	15	$19	15
Total noninterest income for the third quarter of 2016 was $145 million, compared to $126 million for the second quarter of 2016. The improvement in total noninterest income during the quarter was primarily due to customer-related fees and securities gains. Customer-related fees increased by 7% in the third quarter of 2016 compared to the prior quarter and increased by 11% compared to the same prior year period. The increase in customer-related fees was generally across all fee types. Additionally, securities gains increased $6 million primarily due to an increase of

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ZIONS BANCORPORATION
Press Release – Page 3
October 24, 2016

$8 million in the market value of one of the Company’s SBIC investments. Dividends and other investment income increased by $3 million due to increases in the market value of the Company’s SBIC investments.

Noninterest Expense
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Salaries and employee benefits	$242	$241	$242	$1	—%	$—	—%
Occupancy, net	33	30	29	3	13	4	14
Furniture, equipment and software, net	29	30	31	(1)	(5)	(2)	(4)
Credit-related expense	7	6	7	1	17	—	(1)
Provision for unfunded lending commitments	(3)	(4)	1	1	25	(4)	(322)
Professional and legal services	14	12	13	2	18	1	14
Advertising	6	5	6	1	14	—	(2)
FDIC premiums	12	10	9	2	22	3	37
Amortization of core deposit and other intangibles	2	2	2	—	(1)	—	(15)
Other	61	50	51	11	22	10	18
Total noninterest expense	$403	$382	$391	$21	6	$12	2
Adjusted noninterest expense [1]	$404	$384	$383	$20	5%	$21	6%

[1]	For information on non-GAAP financial measures see pages 15-17.
Noninterest expense for the third quarter of 2016 was $403 million, compared to $382 million for the second quarter of 2016, and $391 million for the third quarter of 2015. The increase of $21 million in total noninterest expense from the second quarter of 2016 was primarily due to a legal accrual, true-ups related to the alignment of a single back-office operating environment, and other employee benefits-related items. Despite the increases in noninterest expense during the third quarter, the Company remains committed to accomplishing its goals of maintaining noninterest expense at less than $1.58 billion and achieving an efficiency ratio of less than 66% in 2016. For more information on adjusted noninterest expense measures used to determine the Company’s efficiency ratio, see pages 15-17.
BALANCE SHEET ANALYSIS

Loans and Leases
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Loans held for sale	$160	$147	$139	$13	9%	$21	15%
Loans and leases, net of unearned income and fees	42,540	42,501	40,113	39	—	2,427	6
Less allowance for loan losses	597	608	596	(11)	(2)	1	—
Loans held for investment, net of allowance	$41,943	$41,893	$39,517	$50	—	$2,426	6
Loans and leases, net of unearned income and fees, remained flat at $42.5 billion at September 30, 2016. Average loans and leases held for investment of $42.5 billion during the third quarter of 2016 increased from $42.1 billion during the second quarter of 2016. The oil and gas-related portfolio declined $256 million from the prior quarter due to payoffs, paydowns, charge-offs and active management of the portfolio. This decline was offset by $211 million of growth in consumer loans, predominately in 1-4 family residential loans, and also by $132 million of growth in

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ZIONS BANCORPORATION
Press Release – Page 4
October 24, 2016

commercial real estate loans. Excluding the strategic reduction in oil and gas-related loans, net loans and leases increased $294 million during the third quarter of 2016. Unfunded lending commitments were $19.1 billion at September 30, 2016, compared to $18.5 billion at June 30, 2016.

Oil and Gas-Related Exposure[1]
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Loans and leases
Upstream – exploration and production	$752	$831	$924	$(79)	(10)%	$(172)	(19)%
Midstream – marketing and transportation	623	658	626	(35)	(5)	(3)	—
Downstream – refining	123	131	124	(8)	(6)	(1)	(1)
Other non-services	44	45	55	(1)	(2)	(11)	(20)
Oilfield services	596	712	825	(116)	(16)	(229)	(28)
Oil and gas service manufacturing	176	193	251	(17)	(9)	(75)	(30)
Total loan and lease balances [2]	2,314	2,570	2,805	(256)	(10)	(491)	(18)
Unfunded lending commitments	1,784	1,823	2,341	(39)	(2)	(557)	(24)
Total oil and gas credit exposure	$4,098	$4,393	$5,146	$(295)	(7)	$(1,048)	(20)

Private equity investments	$6	$6	$17	$—	—	$(11)	(65)

Credit quality measures [2]
Criticized loan ratio	41.8%	37.8%	23.2%
Classified loan ratio	33.1%	31.5%	15.7%
Nonaccrual loan ratio	15.0%	11.1%	3.0%
Ratio of nonaccrual loans that are current	87.3%	89.2%	45.2%
Net charge-off ratio, annualized [3]	7.1%	5.8%	2.4%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.

2 Total loan and lease balances and the credit quality measures do not include $29 million of oil and gas loans held for sale at September 30, 2016.

[3]	Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.
During the third quarter of 2016, oil and gas-related loans decreased $256 million, or 10%, and total oil and gas credit exposure decreased by $295 million, or 7%. Oil and gas-related loans now represent 5% of the total loan portfolio. Oil and gas services (oilfield services and oil and gas service manufacturing) decreased $133 million, or 15%, from the second quarter of 2016, and $304 million, or 28%, from the third quarter of 2015. Unfunded lending commitments decreased by $39 million, primarily in the exploration and production, oilfield services, and oil and gas service manufacturing portfolios. Consistent with management’s expectations, the majority of loan downgrades in the third quarter of 2016 reflected deterioration in the financial condition of companies in the oilfield services and the exploration and production portfolios. Oil and gas-related loan net charge-offs were $41 million in the third quarter of 2016 and were predominantly in the oilfield services portfolio, compared to $37 million in the second quarter of 2016. During the third quarter of 2016, the Company entered into contracts to sell $29 million of oil and gas-related loans and subsequently classified them as held for sale. The Company recognized $5 million of charge-offs on these loans. Approximately 87% of oil and gas-related nonaccruing loans were current as to principal and interest payments as of September 30, 2016, similar to the 89% reported as of June 30, 2016. The allowance for

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ZIONS BANCORPORATION
Press Release – Page 5
October 24, 2016

credit losses related to oil and gas-related loans decreased during the quarter but continued to exceed 8% of oil and gas-related loan balances for the third quarter of 2016. The results of the recent shared national credit exam are reflected in the Company’s financial statements.

Asset Quality
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	1.37%	1.30%	0.92%	7		45
Annualized ratio of net loan and lease charge-offs to average loans	0.28	0.36	0.31	(8)		(3)
Ratio of total allowance for credit losses to loans and leases outstanding	1.55	1.58	1.69	(3)		(14)
				$	%	$	%
Classified loans	$1,615	$1,610	$1,323	$5	—%	$292	22%
Provision for credit losses	16	30	20	(14)	(48)	(4)	(20)
Asset quality for the total portfolio remained strong and was generally stable when compared to the prior quarter. Nonperforming assets were $587 million at September 30, 2016, compared to $556 million at June 30, 2016. The ratio of nonperforming assets to loans and leases and other real estate owned increased to 1.37% at September 30, 2016, compared to 1.30% at June 30, 2016. Excluding oil and gas-related loans, the ratio of nonperforming assets to loans and leases and other real estate owned was 0.60% at September 30, 2016 compared to 0.67% at June 30, 2016. Classified loans for the total portfolio were $1.6 billion at September 30, 2016 and June 30, 2016.
The allowance for credit losses decreased to $659 million at September 30, 2016 from $673 million at June 30, 2016, which was 1.55% and 1.58% of loans and leases, respectively. Excluding oil and gas-related loans, the allowance for credit losses was 1.13% of loans and leases at September 30, 2016, compared to 1.15% at June 30, 2016.
Total net charge-offs were $30 million in the third quarter of 2016, or an annualized 0.28% of average loans, compared to $38 million, or an annualized 0.36% of average loans, in the second quarter of 2016. However, excluding the oil and gas-related loans, the Company had net recoveries of $11 million, or an annualized (0.11)% of average loans, in the third quarter of 2016, compared to $1 million of net charge-offs, or an annualized 0.01%, in the second quarter of 2016. The Company provided $16 million for credit losses during the third quarter of 2016, compared to $30 million during the second quarter of 2016. The decrease of $14 million in the provision for credit losses was primarily due to an $11 million decline in the allowance for loan losses reflecting continued strong credit quality for the total portfolio in addition to a change in the portfolio mix, as oil and gas-related exposures were reduced, and increasing high-quality residential real estate and commercial real estate term exposures. The reserve for unfunded lending commitments declined by $3 million as a result of improved credit quality assessments related to these obligations.

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ZIONS BANCORPORATION
Press Release – Page 6
October 24, 2016

Deposits
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Noninterest-bearing demand	$22,711	$22,276	$21,572	$435	2%	$1,139	5%
Interest-bearing:
Savings and money market	25,503	25,541	24,690	(38)	—	813	3
Time	2,516	2,336	2,216	180	8	300	14
Foreign	119	118	442	1	1	(323)	(73)
Total deposits	$50,849	$50,271	$48,920	$578	1	$1,929	4
Total deposits increased to $50.8 billion at September 30, 2016, compared to $50.3 billion at June 30, 2016. Average total deposits increased $724 million to $50.7 billion for the third quarter of 2016, compared to $50.0 billion for the second quarter of 2016. Average noninterest bearing deposits increased to $22.5 billion for the third quarter of 2016, compared to $21.8 billion for the second quarter of 2016, and were 44% of average total deposits.

Long-term Debt and Shareholders’ Equity
				3Q16 - 2Q16		3Q16 - 3Q15
(In millions)	3Q16	2Q16	3Q15	$	%	$	%
Shareholders’ equity:
Preferred Stock	$709	$709	$1,004	$—	—%	$(295)	(29)%
Common Stock	4,748	4,783	4,756	(35)	(1)	(8)	—
Retained earnings	2,212	2,110	1,895	102	5	317	17
Accumulated other comprehensive income (loss)	10	24	(17)	(14)	(58)	27	159
Total shareholders' equity	$7,679	$7,626	$7,638	$53	1	$41	1
During the third quarter of 2016, the Company commenced its stock buyback program and repurchased $45 million of its stock during the quarter at an average price of $30.64 per share, leaving $135 million of buyback capacity remaining in the 2016 capital plan (which spans the timeframe of July 2016 to June 2017). Preferred dividends are expected to be $12.4 million for the fourth quarter of 2016 and the second quarter of 2017, and are expected to be $10.4 million for the first quarter of 2017. Additionally, the Company reduced its long-term debt by $128 million during the third quarter of 2016 by exercising its call options for junior subordinated debentures related to trust preferred securities.
Accumulated other comprehensive income (loss) decreased to $10 million from $24 million, primarily as a result of a decline in the fair value of the Company’s available-for-sale securities portfolio due largely to changes in the interest rate environment.
Tangible book value per common share increased to $29.16 at September 30, 2016, compared to $28.72 at June 30, 2016. The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 12.0% at September 30, 2016 and at June 30, 2016; Basel III capital ratios are based on the applicable phase-in periods, however, the fully phased-in ratio was not substantially different.

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ZIONS BANCORPORATION
Press Release – Page 7
October 24, 2016

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 24, 2016). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 87814485, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies with total assets of approximately $60 billion. Zions operates under local management teams and unique brands in 11 western and southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services, and is a consistent top recipient of numerous Greenwich Excellence awards in banking. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
October 24, 2016

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
BALANCE SHEET [1]
Loans held for investment, net of allowance	$41,942,535	$41,893,230	$40,806,291	$40,043,494	$39,516,683
Total assets	61,038,860	59,642,992	59,179,913	59,664,543	58,405,718
Deposits	50,848,661	50,270,921	49,887,857	50,374,091	48,920,147
Total shareholders’ equity	7,679,307	7,626,383	7,625,737	7,507,519	7,638,095
STATEMENT OF INCOME
Net earnings applicable to common shareholders	116,895	90,647	78,777	88,197	84,238
Net interest income	$469,187	$464,849	$452,842	$448,833	$425,377
Taxable-equivalent net interest income	475,699	470,913	458,242	453,780	429,782
Total noninterest income	144,887	125,717	116,761	118,641	125,944
Total noninterest expense	403,292	381,894	395,573	397,353	391,280
Adjusted pre-provision net revenue [2]	208,484	211,472	182,124	174,013	171,204
Provision for loan losses	18,825	34,492	42,145	22,701	18,262
Provision for unfunded lending commitments	(3,165)	(4,246)	(5,812)	(6,551)	1,428
Provision for credit losses	15,660	30,246	36,333	16,150	19,690
PER COMMON SHARE
Net earnings per diluted common share	$0.57	$0.44	$0.38	$0.43	$0.41
Dividends	0.08	0.06	0.06	0.06	0.06
Book value per common share [1]	34.19	33.72	33.23	32.67	32.47
Tangible book value per common share [1,2]	29.16	28.72	28.20	27.63	27.42
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.84%	0.77%	0.62%	0.68%	0.69%
Return on average common equity	6.66%	5.30%	4.67%	5.17%	5.02%
Tangible return on average tangible common equity [2]	7.88%	6.31%	5.59%	6.20%	6.05%
Net interest margin	3.36%	3.39%	3.35%	3.23%	3.11%
Efficiency ratio [2]	66.0%	64.5%	68.5%	69.6%	69.1%
Effective tax rate	33.7%	34.6%	31.4%	30.5%	28.8%
Ratio of nonperforming assets to loans and leases and other real estate owned	1.37%	1.30%	1.33%	0.87%	0.92%
Annualized ratio of net loan and lease charge-offs to average loans	0.28%	0.36%	0.35%	0.13%	0.31%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.55%	1.58%	1.64%	1.68%	1.69%
Full-time equivalent employees	9,968	10,064	10,092	10,200	10,219
CAPITAL RATIOS [1]
Tangible common equity ratio	9.91%	10.05%	9.92%	9.63%	9.76%
Basel III: [3]
Common equity tier 1 capital	12.0%	12.0%	12.1%	12.2%	12.2%
Tier 1 leverage	11.3%	11.3%	11.4%	11.3%	11.6%
Tier 1 risk-based capital	13.5%	13.4%	13.9%	14.1%	14.4%
Total risk-based capital	15.3%	15.5%	16.0%	16.1%	16.5%
Risk-weighted assets	49,317,815	49,016,859	47,695,790	46,747,245	46,313,188
Weighted average common and common-equivalent shares outstanding	204,714,158	204,536,196	204,095,529	204,276,930	204,154,880
Common shares outstanding [1]	203,850,072	205,103,566	204,543,707	204,417,093	204,278,594

[1]	At period end.

[2]	For information on non-GAAP financial measures see pages 15-17.

[3]	Basel III capital ratios became effective January 1, 2015 and are based on the applicable phase-in periods. Current period ratios and amounts represent estimates.

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ZIONS BANCORPORATION
Press Release – Page 9
October 24, 2016

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$553,152	$560,262	$517,803	$798,319	$602,694
Money market investments:
Interest-bearing deposits	1,489,134	2,154,959	3,039,090	6,108,124	6,558,678
Federal funds sold and security resell agreements	1,675,645	620,469	1,587,212	619,758	1,325,501
Investment securities:
Held-to-maturity, at amortized cost (approximate fair value $717,822, $720,991, $636,484, $552,088, and $553,088)	715,279	713,392	631,646	545,648	544,168
Available-for-sale, at fair value	10,358,083	9,477,089	8,701,885	7,643,116	6,000,011
Trading account, at fair value	108,004	118,775	65,838	48,168	73,521
	11,181,366	10,309,256	9,399,369	8,236,932	6,617,700
Loans held for sale	160,287	146,512	108,764	149,880	139,122
Loans and leases, net of unearned income and fees	42,539,720	42,501,575	41,418,185	40,649,542	40,113,123
Less allowance for loan losses	597,185	608,345	611,894	606,048	596,440
Loans held for investment, net of allowance	41,942,535	41,893,230	40,806,291	40,043,494	39,516,683
Other noninterest-bearing investments	894,110	850,578	855,813	848,144	851,225
Premises, equipment and software, net	986,553	955,540	925,430	905,462	873,800
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	10,329	12,281	14,259	16,272	18,546
Other real estate owned	8,358	8,354	10,411	7,092	12,799
Other assets	1,123,262	1,117,422	901,342	916,937	874,841
	$61,038,860	$59,642,992	$59,179,913	$59,664,543	$58,405,718

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$22,710,778	$22,276,600	$21,872,274	$22,276,664	$21,572,022
Interest-bearing:
Savings and money market	25,502,628	25,540,525	25,723,996	25,672,356	24,690,359
Time	2,516,493	2,336,088	2,071,688	2,130,680	2,216,206
Foreign	118,762	117,708	219,899	294,391	441,560
	50,848,661	50,270,921	49,887,857	50,374,091	48,920,147
Federal funds and other short-term borrowings	1,115,561	270,255	232,188	346,987	272,391
Long-term debt	570,385	698,712	802,448	812,366	939,543
Reserve for unfunded lending commitments	61,615	64,780	69,026	74,838	81,389
Other liabilities	763,331	711,941	562,657	548,742	554,153
Total liabilities	53,359,553	52,016,609	51,554,176	52,157,024	50,767,623
Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	709,601	709,601	828,490	828,490	1,004,159
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 203,850,072, 205,103,566, 204,543,707, 204,417,093 and 204,278,594 shares	4,747,912	4,783,061	4,777,630	4,766,731	4,756,288
Retained earnings	2,211,793	2,110,069	2,031,270	1,966,910	1,894,623
Accumulated other comprehensive income (loss)	10,001	23,652	(11,653)	(54,612)	(16,975)
Total shareholders’ equity	7,679,307	7,626,383	7,625,737	7,507,519	7,638,095
	$61,038,860	$59,642,992	$59,179,913	$59,664,543	$58,405,718

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ZIONS BANCORPORATION
Press Release – Page 10
October 24, 2016

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest income:
Interest and fees on loans	$436,424	$433,743	$420,508	$429,842	$419,981
Interest on money market investments	4,934	5,564	7,029	6,144	6,018
Interest on securities	49,337	47,645	47,364	37,573	30,231
Total interest income	490,695	486,952	474,901	473,559	456,230
Interest expense:
Interest on deposits	12,549	11,869	11,845	12,377	12,542
Interest on short- and long-term borrowings	8,959	10,234	10,214	12,349	18,311
Total interest expense	21,508	22,103	22,059	24,726	30,853
Net interest income	469,187	464,849	452,842	448,833	425,377
Provision for loan losses	18,825	34,492	42,145	22,701	18,262
Net interest income after provision for loan losses	450,362	430,357	410,697	426,132	407,115
Noninterest income:
Service charges and fees on deposit accounts	44,490	42,108	41,261	42,445	43,196
Other service charges, commissions and fees	54,141	51,906	49,474	49,335	47,968
Wealth management income	9,973	8,788	7,954	7,953	7,496
Loan sales and servicing income	11,301	10,178	7,979	6,915	7,728
Capital markets and foreign exchange	5,726	4,545	5,667	6,255	6,624
Dividends and other investment income	9,045	6,226	4,639	2,986	8,449
Fair value and nonhedge derivative income (loss)	(184)	(1,910)	(2,585)	688	(1,555)
Equity securities gains (losses), net	8,441	2,709	(550)	53	3,630
Fixed income securities gains (losses), net	39	25	28	(7)	(53)
Other	1,915	1,142	2,894	2,018	2,461
Total noninterest income	144,887	125,717	116,761	118,641	125,944
Noninterest expense:
Salaries and employee benefits	242,251	241,341	258,338	236,037	242,023
Occupancy, net	33,536	29,621	29,779	30,618	29,477
Furniture, equipment and software, net	29,090	30,550	32,015	31,820	30,416
Other real estate expense, net	(137)	(527)	(1,329)	(536)	(40)
Credit-related expense	6,825	5,845	5,934	7,582	6,914
Provision for unfunded lending commitments	(3,165)	(4,246)	(5,812)	(6,551)	1,428
Professional and legal services	14,473	12,229	11,471	13,129	12,699
Advertising	5,985	5,268	5,628	5,692	6,136
FDIC premiums	11,673	9,580	7,154	9,194	8,500
Amortization of core deposit and other intangibles	1,951	1,979	2,014	2,273	2,298
Debt extinguishment cost	—	106	247	135	—
Other	60,810	50,148	50,134	67,960	51,429
Total noninterest expense	403,292	381,894	395,573	397,353	391,280
Income before income taxes	191,957	174,180	131,885	147,420	141,779
Income taxes	64,694	60,231	41,448	44,933	40,780
Net income	127,263	113,949	90,437	102,487	100,999
Preferred stock dividends	(10,368)	(13,543)	(11,660)	(14,290)	(16,761)
Preferred stock redemption	—	(9,759)	—	—	—
Net earnings applicable to common shareholders	$116,895	$90,647	$78,777	$88,197	$84,238

Weighted average common shares outstanding during the period:
Basic shares	204,312	204,236	203,967	203,884	203,668
Diluted shares	204,714	204,536	204,096	204,277	204,155
Net earnings per common share:
Basic	$0.57	$0.44	$0.38	$0.43	$0.41
Diluted	0.57	0.44	0.38	0.43	0.41

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ZIONS BANCORPORATION
Press Release – Page 11
October 24, 2016

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial:
Commercial and industrial	$13,543	$13,757	$13,590	$13,211	$13,035
Leasing	439	426	437	442	427
Owner occupied	6,889	6,989	7,022	7,150	7,141
Municipal	753	756	696	676	600
Total commercial	21,624	21,928	21,745	21,479	21,203
Commercial real estate:
Construction and land development	2,147	2,088	1,968	1,842	2,214
Term	9,303	9,230	8,826	8,514	8,089
Total commercial real estate	11,450	11,318	10,794	10,356	10,303
Consumer:
Home equity credit line	2,581	2,507	2,433	2,417	2,347
1-4 family residential	5,785	5,680	5,418	5,382	5,269
Construction and other consumer real estate	453	419	401	385	370
Bankcard and other revolving plans	458	460	439	444	428
Other	189	189	188	187	193
Total consumer	9,466	9,255	8,879	8,815	8,607
Loans and leases, net of unearned income and fees	$42,540	$42,501	$41,418	$40,650	$40,113

Nonperforming Assets
(Unaudited)

(In thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Nonaccrual loans	$578,832	$547,402	$541,768	$349,860	$359,272
Other real estate owned	8,358	8,354	10,411	7,092	12,799
Total nonperforming assets	$587,190	$555,756	$552,179	$356,952	$372,071
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	1.37%	1.30%	1.33%	0.87%	0.92%
Accruing loans past due 90 days or more	$28,835	$28,994	$37,202	$32,024	$34,857
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.07%	0.07%	0.09%	0.08%	0.09%
Nonaccrual loans and accruing loans past due 90 days or more	$607,667	$576,396	$578,970	$381,884	$394,129
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	1.42%	1.35%	1.39%	0.94%	0.98%
Accruing loans past due 30-89 days	$164,027	$132,522	$100,341	$121,732	$118,361
Restructured loans included in nonaccrual loans	125,323	143,379	132,524	103,004	108,387
Restructured loans on accrual	169,784	171,854	195,482	194,084	178,136
Classified loans	1,615,348	1,610,263	1,532,052	1,368,022	1,322,924

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
October 24, 2016

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Allowance for Loan Losses
Balance at beginning of period	$608,345	$611,894	$606,048	$596,440	$609,375
Add:
Provision for losses	18,825	34,492	42,145	22,701	18,262
Adjustment for FDIC-supported/PCI loans	—	—	—	5	—
Deduct:
Gross loan and lease charge-offs	(53,763)	(57,629)	(48,110)	(45,334)	(42,359)
Recoveries	23,778	19,588	11,811	32,236	11,162
Net loan and lease charge-offs	(29,985)	(38,041)	(36,299)	(13,098)	(31,197)
Balance at end of period	$597,185	$608,345	$611,894	$606,048	$596,440
Ratio of allowance for loan losses to loans and leases, at period end	1.40%	1.43%	1.48%	1.49%	1.49%
Ratio of allowance for loan losses to nonperforming loans, at period end	103%	111%	113%	173%	166%
Annualized ratio of net loan and lease charge-offs to average loans	0.28%	0.36%	0.35%	0.13%	0.31%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$64,780	$69,026	$74,838	$81,389	$79,961
Provision charged (credited) to earnings	(3,165)	(4,246)	(5,812)	(6,551)	1,428
Balance at end of period	$61,615	$64,780	$69,026	$74,838	$81,389
Total Allowance for Credit Losses
Allowance for loan losses	$597,185	$608,345	$611,894	$606,048	$596,440
Reserve for unfunded lending commitments	61,615	64,780	69,026	74,838	81,389
Total allowance for credit losses	$658,800	$673,125	$680,920	$680,886	$677,829
Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.55%	1.58%	1.64%	1.68%	1.69%

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ZIONS BANCORPORATION
Press Release – Page 13
October 24, 2016

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Loans held for sale	$29	$13	$—	$—	$—

Commercial:
Commercial and industrial	$387	$341	$356	$164	$167
Leasing	14	14	14	4	—
Owner occupied	66	69	74	74	77
Municipal	1	1	1	1	1
Total commercial	468	425	445	243	245
Commercial real estate:
Construction and land development	4	5	6	7	15
Term	28	51	33	40	39
Total commercial real estate	32	56	39	47	54
Consumer:
Home equity credit line	11	12	11	8	10
1-4 family residential	36	39	44	50	48
Construction and other consumer real estate	1	1	1	1	1
Bankcard and other revolving plans	2	1	2	1	1
Other	—	—	—	—	—
Total consumer	50	53	58	60	60
Total nonaccrual loans	$579	$547	$542	$350	$359

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial:
Commercial and industrial	$33	$32	$37	$18	$30
Leasing	—	—	—	—	—
Owner occupied	—	—	(1)	—	3
Municipal	—	—	—	—	—
Total commercial	33	32	36	18	33
Commercial real estate:
Construction and land development	(1)	(1)	(2)	(2)	(2)
Term	(5)	7	—	(4)	(1)
Total commercial real estate	(6)	6	(2)	(6)	(3)
Consumer:
Home equity credit line	1	—	1	(1)	1
1-4 family residential	—	(1)	1	1	—
Construction and other consumer real estate	—	—	—	(1)	(1)
Bankcard and other revolving plans	2	1	—	2	—
Other	—	—	—	—	1
Total consumer loans	3	—	2	1	1
Total net charge-offs (recoveries)	$30	$38	$36	$13	$31

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ZIONS BANCORPORATION
Press Release – Page 14
October 24, 2016

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015
(In thousands)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$3,139,771	0.63%	$4,045,333	0.55%	$8,775,823	0.27%
Securities:
Held-to-maturity	706,012	4.33%	669,372	4.46%	553,615	5.07%
Available-for-sale	9,697,759	1.82%	8,852,688	1.93%	5,254,986	1.85%
Trading account	80,591	3.34%	78,479	3.88%	47,235	3.74%
Total securities	10,484,362	2.00%	9,600,539	2.13%	5,855,836	2.17%
Loans held for sale	132,602	3.34%	126,045	3.52%	131,113	3.70%
Loans held for investment [2]:
Commercial	21,815,443	4.19%	21,934,114	4.20%	21,289,641	4.15%
Commercial real estate	11,331,183	4.19%	11,169,157	4.31%	10,170,539	4.47%
Consumer	9,340,297	3.81%	9,004,845	3.88%	8,565,075	3.90%
Total loans held for investment	42,486,923	4.11%	42,108,116	4.16%	40,025,255	4.18%
Total interest-earning assets	56,243,658	3.52%	55,880,033	3.55%	54,788,027	3.34%
Cash and due from banks	555,945		520,769		583,936
Allowance for loan losses	(608,948)		(606,228)		(602,677)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	11,576		13,527		19,726
Other assets	2,845,876		2,723,529		2,597,278
Total assets	$60,062,236		$59,545,759		$58,400,419

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,682,829	0.15%	$25,779,999	0.14%	$24,676,897	0.16%
Time	2,409,092	0.51%	2,192,366	0.46%	2,242,064	0.43%
Foreign	116,678	0.30%	138,583	0.28%	441,670	0.18%
Total interest-bearing deposits	28,208,599	0.18%	28,110,948	0.17%	27,360,631	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	343,358	0.22%	546,707	0.24%	211,322	0.14%
Long-term debt	679,990	5.13%	790,103	5.05%	1,028,457	7.03%
Total borrowed funds	1,023,348	3.48%	1,336,810	3.08%	1,239,779	5.86%
Total interest-bearing liabilities	29,231,947	0.29%	29,447,758	0.30%	28,600,410	0.43%
Noninterest-bearing deposits	22,466,132		21,839,395		21,558,557
Other liabilities	668,180		596,697		581,880
Total liabilities	52,366,259		51,883,850		50,740,847
Shareholders’ equity:
Preferred equity	709,601		778,844		1,004,059
Common equity	6,986,376		6,883,065		6,655,513
Total shareholders’ equity	7,695,977		7,661,909		7,659,572
Total liabilities and shareholders’ equity	$60,062,236		$59,545,759		$58,400,419

Spread on average interest-bearing funds		3.23%		3.25%		2.91%

Net yield on interest-earning assets		3.36%		3.39%		3.11%
1 Taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
October 24, 2016

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In thousands, except per share amounts)		September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)		$7,679,307	$7,626,383	$7,625,737	$7,507,519	$7,638,095
Preferred stock		(709,601)	(709,601)	(828,490)	(828,490)	(1,004,159)
Goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles		(10,329)	(12,281)	(14,259)	(16,272)	(18,546)
Tangible common equity (non-GAAP)	(a)	$5,945,248	$5,890,372	$5,768,859	$5,648,628	$5,601,261
Common shares outstanding	(b)	203,850	205,104	204,544	204,417	204,279
Tangible book value per common share (non-GAAP)	(a/b)	$29.16	$28.72	$28.20	$27.63	$27.42

		Three Months Ended
(Dollar amounts in thousands)		September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Tangible Return on Average Tangible Common Equity

Net earnings applicable to common shareholders (GAAP)		$116,895	$90,647	$78,777	$88,197	$84,238
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1,210	1,227	1,249	1,446	1,461
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$118,105	$91,874	$80,026	$89,643	$85,699
Average common equity (GAAP)		$6,986,376	$6,883,065	$6,786,977	$6,765,737	$6,655,513
Average goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles		(11,576)	(13,527)	(15,379)	(17,453)	(19,726)
Average tangible common equity (non-GAAP)	(b)	$5,960,671	$5,855,409	$5,757,469	$5,734,155	$5,621,658
Number of days in quarter	(c)	92	91	91	92	92
Number of days in year	(d)	366	366	366	365	365
Tangible return on average tangible common equity (non-GAAP)	(a/b/c)*d	7.88%	6.31%	5.59%	6.20%	6.05%

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ZIONS BANCORPORATION
Press Release – Page 16
October 24, 2016

		Three Months Ended
(In thousands)		September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$403,292	$381,894	$395,573	$397,353	$391,280
Adjustments:
Severance costs		481	201	3,471	3,581	3,464
Other real estate expense, net		(137)	(527)	(1,329)	(536)	(40)
Provision for unfunded lending commitments		(3,165)	(4,246)	(5,812)	(6,551)	1,428
Debt extinguishment cost		—	106	247	135	—
Amortization of core deposit and other intangibles		1,951	1,979	2,014	2,273	2,298
Restructuring costs		356	47	996	777	1,630
Total adjustments	(b)	(514)	(2,440)	(413)	(321)	8,780
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$403,806	$384,334	$395,986	$397,674	$382,500
Taxable-equivalent net interest income (GAAP)	(d)	$475,699	$470,913	$458,242	$453,780	$429,782
Noninterest income (GAAP) [1]	(e)	144,887	125,717	116,761	118,641	125,944
Combined income	(d+e)=(f)	620,586	596,630	575,003	572,421	555,726
Adjustments:
Fair value and nonhedge derivative income (loss)		(184)	(1,910)	(2,585)	688	(1,555)
Equity securities gains (losses), net		8,441	2,709	(550)	53	3,630
Fixed income securities gains (losses), net		39	25	28	(7)	(53)
Total adjustments	(g)	8,296	824	(3,107)	734	2,022
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$612,290	$595,806	$578,110	$571,687	$553,704
Adjusted pre-provision net revenue (PPNR)	(h-c)	$208,484	$211,472	$182,124	$174,013	$171,204
Efficiency ratio [1]	(c/h)	66.0%	64.5%	68.5%	69.6%	69.1%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

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ZIONS BANCORPORATION
Press Release – Page 17
October 24, 2016

		Six Months Ended		Nine Months Ended
(In thousands)		September 30, 2016	September 30, 2015	September 30, 2016
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$785,186	$790,277	$1,180,759
Adjustments:
Severance costs		682	5,171	4,153
Other real estate expense, net		(664)	(485)	(1,993)
Provision for unfunded lending commitments		(7,411)	(898)	(13,223)
Debt extinguishment cost		106	2,395	353
Amortization of core deposit and other intangibles		3,930	4,616	5,944
Restructuring costs		403	2,309	1,399
Total adjustments	(b)	(2,954)	13,108	(3,367)
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$788,140	$777,169	$1,184,126
Taxable-equivalent net interest income (GAAP)	(d)	$946,612	$857,797	$1,404,854
Noninterest income (GAAP) [1]	(e)	270,604	121,262	387,365
Combined income	(d+e)=(f)	1,217,216	979,059	1,792,219
Adjustments:
Fair value and nonhedge derivative income (loss)		(2,094)	289	(4,679)
Equity securities gains (losses), net		11,150	8,469	10,600
Fixed income securities gains (losses), net		64	(138,489)	92
Total adjustments	(g)	9,120	(129,731)	6,013
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$1,208,096	$1,108,790	$1,786,206
Adjusted pre-provision net revenue (PPNR)	(h-c)	$419,956	$331,621	$602,080
Efficiency ratio [1]	(c/h)	65.2%	70.1%	66.3%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company and in predicting future performance. These non-GAAP financial measures are used by management to assess the performance of the Company’s business or its financial position for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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